Exhibit (10)Q.

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER dated January 19, 1995, between UJB Financial Corp., a New Jersey business corporation ("UJB"), and Bancorp New Jersey Inc., a Delaware business corporation ("BNJ").


                             W I T N E S S E T H :


     WHEREAS, the respective boards of directors of UJB and BNJ deem it advisable and in the best interests of their respective shareholders to merge BNJ into UJB (the "Merger") pursuant to the laws of the States of New Jersey and Delaware and this Agreement and Plan of Merger (the "Agreement"); and

     WHEREAS, pursuant to the Merger, BNJ shareholders will receive, in exchange for the shares of common stock, par value $.01 per share, of BNJ (the "BNJ Stock") held by such shareholders, shares of the common stock of UJB, par value $1.20 per share (the "UJB Common Stock"), or, as the case may be, cash consideration as set forth herein; and

     WHEREAS, to effectuate the Merger, the parties hereby adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I.

                               GENERAL PROVISIONS

     Section 1.01. The Merger. Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined in Section 1.06), BNJ shall be merged with and into UJB pursuant to and in accordance with the provisions of, and with the effect provided in, the New Jersey Business Corporation Act, as amended (the "New Jersey Act") and the Delaware General Corporation Law, as amended (the "Delaware Law") (UJB as surviving corporation being hereinafter sometimes referred to as the "Surviving Corporation").

     Section 1.02. Capital Stock of UJB. All shares of the capital stock of UJB outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding immediately thereafter.

     Section 1.03. Terms of Conversion of BNJ Common Stock.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder:

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(1)  All shares of BNJ Stock which immediately prior to the Effective Time are either owned beneficially by UJB or held in the treasury of BNJ shall be cancelled and retired and no cash, securities or other consideration shall be paid or delivered under this Agreement in exchange for such BNJ Stock; and

(2) (A) Subject to Sections 1.07, 1.08 and 1.12, each share of BNJ Stock outstanding immediately prior to the Effective Time shall be converted in accordance with the New Jersey Act, the Delaware Law and Section 1.03(d) below into either:

     (i) the number of shares of UJB Common Stock ("Stock Consideration") equal to the exchange ratio determined in accordance with the following (the "Exchange Ratio"):

     (aa) If the Average Price (as defined in Section 1.03(b) below) of a share of UJB Common Stock is greater than $27.9125, the Exchange Ratio shall be 1.5441;

     (bb) If the Average Price of a share of UJB Common Stock is equal to or greater than $22.8375 and equal to or less than $27.9125, the Exchange Ratio shall be equal to the quotient obtained by dividing $43.10 by the Average Price; and

     (cc) If the Average Price of a share of UJB Common Stock is less than $22.8375, the Exchange Ratio shall be 1.8872; provided, however, that if the Average Price of a share of UJB Common Stock is less than $20.90, the Board of Directors of BNJ shall have the right, exercisable only until 11:59 p.m. on the third business day following the Determination Date (as defined in Section 9.01), to terminate this Agreement by giving UJB notice of such termination, referring to this
          Section 1.03(a)(2)(A)(i)(cc), and this Agreement shall be terminated pursuant to such notice, effective as of 11:59 p.m. on the third business day following receipt of such notice by UJB, unless UJB shall, prior to 11:59 p.m. on the third business day following receipt of such termination notice, send notice to BNJ agreeing that the Exchange Ratio shall be equal to the quotient obtained by dividing $39.44 by the Average Price; or

     (ii) cash equal to $43.10 (the "Cash Consideration").

     (B) The number of shares of BNJ Stock to be converted into rights to receive UJB Common Stock in the Merger pursuant to this Agreement shall equal, as closely as reasonably possible, 60 percent of the number (the "Determination Number") arrived at by subtracting from the number of shares of BNJ Stock outstanding immediately prior to the Effective Time the number of shares of BNJ Stock purchased by UJB or any subsidiary of UJB on or after the date hereof (the "Stock Amount") and the number of shares of BNJ Stock to be converted into rights to receive Cash Consideration shall equal, as closely as reasonably possible, the number arrived at by subtracting from the

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     number equal to 40 percent of the Determination Number the number, if any, of Dissenting Shares (as defined at Section 1.12)(the "Cash Amount").

     (b) For purposes of this Agreement:

     (1) "Average Price" means the average (rounded to the nearest penny) of the closing prices of a share of UJB Common Stock on the New York Stock Exchange - Composite Transactions Tape for the 10 consecutive trading days ending on the Determination Date as reported in The Wall Street Journal, or if not reported therein, as reported in an authoritative source mutually agreeable to BNJ and UJB.

     (2) "business day" shall mean a calendar day other than a Saturday or a Sunday, January 1, the third Monday in January, the third Monday in February, the last Monday in May, July 4, the first Monday in September, the second Monday in October, November 11, the fourth Thursday in November, or December 25. If January 1, July 4, November 11 or December 25 fall on a Sunday, the next Monday is not a business day.

     (c) The Exchange Ratio shall be subject to appropriate adjustments in the event that, from the date hereof to the Effective Time, the outstanding UJB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in the outstanding shares of UJB Common Stock.

     (d) Election Procedures. An election form and other appropriate and customary transmittal materials in such form as UJB and BNJ shall mutually agree ("Election Form") shall be mailed on such date as BNJ and UJB shall mutually agree to each holder of record of BNJ Stock as of such date as BNJ and UJB shall mutually agree ("Election Form Record Date").

     Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect to receive only UJB Common Stock with respect to such holder's BNJ Stock ("Stock Election Shares"), to elect to receive only cash with respect to such holder's BNJ Stock ("Cash Election Shares") or to indicate that such holder makes no election ("No Election Shares").

     Holders of BNJ Stock who duly elect to receive only cash in the Merger may also elect to have their share holdings divided into blocks of not less than 5,000 shares of BNJ Stock, with any remaining shares being added to one of the designated blocks of 5,000 shares (each such block being herein referred to as a "Stock Block") for purposes of the allocation procedures described below in this
Section 1.03. Such holders who do not make such election or who hold less than 5,000 shares of BNJ Stock will have all of their holdings treated as a single Stock Block for purposes of such allocation procedures.

     Any BNJ Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent, an effective, properly completed Election Form on or before such time and

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date as UJB and BNJ may mutually agree (the "Election Deadline") shall also be deemed to be No Election Shares.

     UJB shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of BNJ Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline, and BNJ shall provide to the Exchange Agent (as defined in Section 1.05) all information reasonably necessary for it to perform as specified herein.

     Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of BNJ Stock represented by such Election Form shall become No Election Shares and UJB shall cause the certificates representing BNJ Stock to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of UJB regarding such matters as may be referred to it by the Exchange Agent shall be binding and conclusive. Neither UJB nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

     Within such period after the Election Deadline as UJB and BNJ shall mutually agree, UJB shall cause the Exchange Agent to effect the allocation among the holders of BNJ Stock of rights to receive UJB Common Stock or cash in the Merger in accordance with the Election Form as follows:

          (1) Stock Elections Less Than Stock Amount. If the number of Stock Election Shares is less than the Stock Amount, then:

               (A) all Stock Election Shares shall be converted into the right to receive UJB Stock,

               (B) the Exchange Agent shall select, by random selection, first from among the holders of No Election Shares a sufficient number of such holders ("Stock Designees") and then, if necessary, a sufficient number of Stock Blocks ("Designated Stock Shares") held by holders of Cash Election Shares, such that the number of shares of BNJ Stock that shall be converted into rights to receive UJB Common Stock shall equal, as closely as practicable, the Stock Amount, and all shares held by the Stock Designees and, if any, all Designated Stock Shares, will be converted into the right to receive UJB Common Stock, and

               (C) the remaining No Election Shares, if any, and the remaining Cash Election Shares that are not selected to receive UJB Common Stock shall be converted into the right to receive cash; or

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          (2) Stock Elections More Than Stock Amount. If the number of Stock
     Election Shares is greater than the Stock Amount, then:

               (A) all Cash Election Shares and No Election Shares shall be converted into the right to receive cash,

               (B) the Exchange Agent shall allocate, on a pro rata basis, from among the Stock Election Shares, a sufficient number of such shares to become rights to receive cash, such that the number of shares of BNJ Stock that shall be converted into rights to receive UJB Common Stock shall equal, as closely as practicable, the Stock Amount, and

               (C) the remaining portions of the Stock Election Shares that are not subject to the allocation to receive cash shall be converted into the right to receive UJB Common Stock; or

          (3) Stock Elections Equal to Stock Amount. If the number of Stock Election Shares is equal or as nearly equal as practicable (as determined by the Exchange Agent) to the Stock Amount, then subparagraphs (1) and (2) above and subparagraph (4) below shall not apply and all Stock Election Shares shall be converted into the right to receive UJB Stock and all Cash Election Shares and No Election Shares shall be converted into the right to receive cash; or

          (4) Stock Elections and No Elections Equal to Stock Amount. If the number of Stock Election Shares and No Election Shares would equal or as nearly equal as practicable (as determined by the Exchange Agent) the Stock Amount, then subparagraphs (1), (2) and (3) above shall not apply and all Cash Election Shares shall be converted into the right to receive cash and all Stock Election Shares and No Election Shares shall be converted into the right to receive UJB Stock.

     The pro rata allocation process or the random selection process to be used by the Exchange Agent shall consist of such procedures as shall be mutually determined by UJB and BNJ.

     (e) If, after the calculations under Subsections 1.03(a) through (d) hereof have been made, the Tax Opinions referred to in Section 6.03 cannot be delivered (as reasonably determined by Weil, Gotshal & Manges and Kirkpatrick & Lockhart), as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, then the Exchange Agent shall select by random selection, first from holders of No Election Shares who are not Stock Designees, and then, if necessary, from holders of Cash Election Shares who are not Stock Designees, a sufficient number of holders to receive UJB Common Stock so as to reduce, to the extent necessary to enable the Tax Opinions to be rendered, the amount of cash to be delivered to holders of BNJ Shares, and in lieu thereof deliver to such holders such number of shares of UJB Common Stock equal to (x) the amount of cash required to render the Tax Opinions divided by (y) the closing price of a share of UJB Common Stock on the New York Stock Exchange Composite Transactions Tape on the business day before the Closing Date as reported in the Wall Street Journal, or, if

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not reported therein, as reported in an authoritative source mutually agreeable to BNJ and UJB, and the Stock Amount and the Cash Amount shall be appropriately adjusted to reflect such action.

     Section 1.04. Reservation of UJB Common Stock; Issuance of Shares Pursuant to the Merger. UJB shall reserve and make available for issuance to holders of BNJ Stock in connection with the Merger, on the terms and subject to the conditions of this Agreement, sufficient shares of UJB Common Stock (which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable). The shares of UJB Common Stock to be issued in accordance with the Agreement are sometimes referred to herein as the "Shares". Upon the terms, and subject to the conditions of this Agreement, including the conversion of BNJ Stock according to the Exchange Ratio, UJB shall issue the Shares upon consummation of the Merger to holders of BNJ Stock.

     Section 1.05. Exchange Agent Arrangements. Prior to the Effective Time (as defined in Section 1.06), UJB shall appoint First Chicago Trust Company of New York or another entity reasonably satisfactory to BNJ as the exchange agent (the "Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Merger, certificates representing the Shares and Cash In Lieu (as defined at Section 1.08) or the Cash Consideration for certificates representing shares of BNJ Stock, and upon consummation of the Merger UJB shall deliver to the Exchange Agent certificates representing shares of UJB Common Stock and cash (representing the aggregate Cash In Lieu and aggregate Cash Consideration) as shall be required to be delivered to holders of shares of BNJ Stock pursuant to this Agreement. Any UJB Common Stock or cash delivered to the Exchange Agent and unclaimed at the end of one year from the Effective Time shall be repaid to UJB, in which event the persons entitled thereto shall look only to UJB for payment thereof; provided, however, that, if UJB shall, as required or permitted by law, pay to the appropriate state authorities any unclaimed UJB Common Stock or cash so repaid to UJB, said persons shall thereafter look only to the appropriate state authorities for payment thereof.

     Section 1.06. Effective Time. The Merger shall be effective at the hour and on the date (the "Effective Time") specified in the Certificate of Merger of UJB and BNJ required by this Agreement to be filed with the Secretary of State of the State of New Jersey in accordance with Section 14A:10-4.1 of the New Jersey Act (the "NJ Certificate"), or, if filed later than the date of the NJ Certificate, the date of filing of the Certificate of Merger required by this Agreement to be filed with the Secretary of State of the State of Delaware in accordance with Section 252 of the Delaware Law (the "Delaware Certificate") (the NJ Certificate and the Delaware Certificate are collectively referred to herein as the "Certificates of Merger"). UJB shall file the Certificates of Merger not later than one business day following the Closing Date.

     Section 1.07. Exchange of BNJ Certificates.

     (a) After the Effective Time, the holders of certificates theretofore representing shares of BNJ Stock (the "BNJ Certificates"), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive in exchange therefor (i) certificates representing the number of whole Shares to which the holders are entitled pursuant to the conversion

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effected by Section 1.03 and Cash In Lieu, or (ii) the Cash Consideration
provided, however, that each holder of Dissenting Shares, as defined in Section
1.12 of this Agreement, shall receive instead payment for BNJ Stock as set forth in Section 1.12. Until so surrendered, outstanding BNJ Certificates, other than those not converted pursuant to Section 1.03(a)(1), shall be deemed for all purposes, other than as provided below with respect to unsurrendered BNJ Certificates and UJB's right to refuse the payment of dividends or other distributions, if any, in respect of UJB Common Stock, to represent (i) the number of whole Shares into which the shares of BNJ Stock have been converted and the right to receive Cash In Lieu, if any, as provided in Section 1.08, or
(ii) the Cash Consideration. Until BNJ Certificates convertible into Shares and Cash In Lieu are so surrendered, UJB may, at its option, refuse to pay to the holders of such BNJ Certificates dividends or other distributions, if any, payable to holders of UJB Common Stock; provided, however, that upon surrender and exchange of such BNJ Certificates there shall be paid to such holders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid. No interest shall be payable or paid or accrue on the Cash Consideration at any time.

     (b) Holders of BNJ Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of BNJ.

     (c) As promptly as practicable after the Effective Time, if not previously sent, UJB shall cause the Exchange Agent to send to each holder of BNJ Certificates instructions and transmittal materials for use in surrendering and exchanging BNJ Certificates. If BNJ Certificates are properly presented to the Exchange Agent, UJB shall cause the Exchange Agent to cancel and exchange them for UJB Certificates and the Cash In Lieu (as defined in Section 1.08) or the Cash Consideration.

     (d) At and after the Effective Time there shall be no transfers on the stock transfer books of BNJ of the shares of BNJ Stock which were outstanding immediately prior to the Effective Time.

     Section 1.08. Fractional Shares. Each holder of a BNJ Certificate who by virtue of this Article I would have been entitled to receive a fraction of a share of UJB Common Stock (after taking into account all shares of BNJ Stock represented by the BNJ Certificates then delivered by such holder) shall receive at the time such holder is to receive his UJB Certificates, in lieu of such fraction of a share, cash in an amount equal to such fraction multiplied by the Average Price (the "Cash In Lieu").

     Section 1.09. Restated Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation and By-Laws of UJB in force immediately prior to the Effective Time shall be the Restated Certificate of Incorporation and By-Laws of the Surviving Corporation, except as duly amended thereafter and except, with respect to the Restated Certificate of Incorporation, to the extent such is affected by the Certificate of Merger.

     Section 1.10. Board of Directors and Officers. The Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of UJB at the Effective Time. The officers of the Surviving Corporation shall consist of the officers of UJB immediately prior to the Effective Time. Such directors and officers shall serve as

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such for the terms prescribed in the Restated Certificate of Incorporation and
By-Laws of UJB, or otherwise as provided by law or until their earlier deaths, resignation or removal.

     Section 1.11. BNJ Stock Option Plans. At the Effective Time, options to purchase shares of BNJ Stock issued and outstanding at the Effective Time, pursuant to stock option plans of BNJ disclosed in BNJ Schedule XI (the "BNJ Stock Option Plans") and limited rights, if any, granted with respect to such options shall be deemed to constitute, and shall automatically be converted into, options to acquire, otherwise on the same terms and conditions as provided under the BNJ Stock Option Plan under which such options were issued, such number of shares of UJB Common Stock as would have been issued pursuant to the Merger if all of the shares of BNJ Stock subject to such options were issued and outstanding immediately prior to the Effective Time, and limited rights with respect to a number of shares of UJB Common Stock determined in a likewise fashion, with an exercise price per share of UJB Common Stock subject to the converted options and limited rights equal to the exercise price per share of BNJ Stock subject to the BNJ options and limited rights so converted divided by the Exchange Ratio set forth in this Agreement (subject to adjustment as provided herein); provided, however, that the number of shares of UJB Common Stock that may be purchased under any such converted option shall not include any fractional share interest but shall be rounded down to the next lower full share. No cash shall be payable in lieu of such fractional share. UJB shall permit all options, except options held by non-employee directors of BNJ, converted pursuant to this Section 1.11 to be exercisable for a period of three months following a termination of employment, except that such extension shall not be available in any case of a termination of employment by UJB for cause. All options held by non-employee directors of BNJ may be exercised in accordance with their terms and, in addition, UJB shall permit such options to be exercised as limited rights for a period of 90 days following the Effective Time. As soon as practicable after the Effective Time, UJB shall issue to the holders of such BNJ options and limited rights appropriate instruments confirming the right of such holders to acquire shares of UJB Common Stock or to exercise their limited rights for cash on the terms and conditions provided by this Section 1.11, upon surrender of their outstanding instruments representing such BNJ options and limited rights; provided, however, that UJB shall not be obligated to issue any such confirming instruments or any shares of UJB Common Stock upon the exercise of any BNJ options until such time as the shares of UJB Common Stock issuable upon exercise of such converted options have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and have been authorized for listing on the New York Stock Exchange and for sale by any appropriate state securities regulators, which UJB shall use its best efforts to effect as promptly as practicable, but in no event more than 30 days after the Effective Time.

     Section 1.12. Dissenting Shares. The shares of BNJ Stock held by those shareholders, if any, of BNJ who have timely and properly exercised their dissenters' rights, if any, in accordance with all applicable laws and regulations relating to the merger of a Delaware corporation into a New Jersey corporation (the "Appraisal Laws") are herein referred to as "Dissenting Shares". Each Dissenting Share, the holder of which, as of the Effective Time of the Merger, has not effectively withdrawn or lost the dissenter's rights in respect thereto under the Appraisal Laws, shall

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not be converted into or represent a right to receive the Cash Consideration or
UJB Common Stock, but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for BNJ Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from UJB (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

     If prior to the Effective Time any BNJ shareholder shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her BNJ Stock under the Appraisal Laws, the BNJ Stock of such holder shall be treated for purposes of this Article I like any other shares of outstanding BNJ Stock. If, after the Effective Time, any holder of BNJ Stock shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her BNJ Stock under the Appraisal Laws, each share of BNJ Stock of such holder shall be converted into UJB Common Stock or Cash Consideration pursuant to the election procedures of this Article I.

     BNJ shall give UJB notice of dissent of any shares of BNJ Stock, attempted withdrawals of any such notices of dissent, and any other instruments served pursuant to the Appraisal Laws received by BNJ relating to shareholders' rights to dissent. BNJ shall not, except with the prior written consent of UJB, voluntarily make any payment with respect to any dissenting shares of BNJ, offer to settle, or settle any demands for payment with respect thereto or approve any withdrawal of any such demands.

     Section 1.13. Effect of the Merger. Upon consummation of the Merger, UJB, as the Surviving Corporation, shall continue to be a New Jersey corporation and shall thereupon and thereafter possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of UJB and BNJ (the "Constituent Corporations"); and all property, real, personal and mixed, tangible and intangible, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations so merged, shall be vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. Any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not occurred; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against the Surviving Corporation that might have been rendered for or against either of the Constituent Corporations if the Merger had not occurred.

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     Section 1.14. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of BNJ acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving
Corporation shall be authorized to execute and deliver, in the name and on behalf of BNJ or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of BNJ, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                  ARTICLE II.

                     REPRESENTATIONS AND WARRANTIES OF BNJ

     BNJ represents and warrants to UJB as follows:

     Section 2.01. Organization, Capital Stock.

     (a) Each of BNJ and its nonbank subsidiaries, including the nonbank subsidiaries of banks (the term "subsidiary", as used herein, shall mean any corporation or other organization of which 25% or more of the outstanding shares of any class of capital stock or other equity security is directly or indirectly owned), all of which are listed, together with their respective states of incorporation, on BNJ Schedule I, is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, qualified to transact business in and in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on the business, results of operations, assets, financial condition or prospects (financial or otherwise) of BNJ and its subsidiaries on a consolidated basis (a "BNJ Material Adverse Change"). However, a BNJ Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting financial institutions or their holding companies generally. Each of BNJ and its subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

     (b) BNJ is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act").

     (c) BNJ or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding capital stock of all of BNJ's direct and indirect nonbank subsidiaries.

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     (d) The authorized capital stock of BNJ consists of 8,000,000 shares of common stock, each of $.01 par value, of which at the date hereof 2,102,520 shares are outstanding, and 2,000,000 shares of preferred stock, each of $.01 par value, of which at the date hereof no shares are outstanding. The authorized and outstanding capital stock of each nonbank subsidiary is set forth on BNJ
Schedule I hereto together with the holders of outstanding capital stock and the number of shares of outstanding capital stock held. All issued shares of the capital stock of BNJ and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement and current prospectus under the Securities Act of 1933 (the "Securities Act") or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. No options covering capital stock of BNJ or any of its nonbank subsidiaries, warrants to purchase or contracts to issue capital stock of BNJ or any of its nonbank subsidiaries, or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from BNJ or any of its subsidiaries or obligating them to issue any capital stock, or securities convertible into or exchangeable for shares of capital stock, of BNJ or any of its nonbank subsidiaries are outstanding, in existence, or the subject of an agreement, except as set forth in BNJ Schedule II. All plans of BNJ for the granting of stock options or stock appreciation rights, and any amendments thereto, have been duly approved by the shareholders of BNJ in accordance with the requirements of the Code and Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

     (e) BNJ owns no bank subsidiary other than New Jersey Savings Bank ("Bank"). ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a capital stock savings bank duly organized, validly existing, and in good standing under the laws of the State of New Jersey. Bank is duly authorized to conduct all activities and exercise all powers contemplated by applicable laws of the State of New Jersey, is an insured bank as defined in the Federal Deposit Insurance Act, and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

     (f) The authorized and outstanding capital stock of Bank is as set forth on BNJ Schedule III. BNJ is the holder and beneficial owner of all shares of the issued and outstanding capital stock of Bank. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement and current prospectus under the Securities Act or an appropriate exemption from registration under the Securities Act, and were not issued in violation of the preemptive rights of any shareholder. Except for Bank options subsequently assumed by BNJ, no options covering the capital stock of Bank, warrants to purchase or contracts to issue capital stock of Bank, or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from BNJ or any of its subsidiaries or obligating them to issue any capital stock, or securities convertible into or exchangeable for shares of capital stock, of Bank are outstanding, in existence, or the subject of an agreement.

     (g) All capital stock of its subsidiaries beneficially owned by BNJ is held free and clear of any claims, liens, encumbrances or security interests.

     Section 2.02. Financial Statements. The financial statements and schedules contained or incorporated in BNJ's (a) annual report to shareholders for the fiscal year ended December 31, 1993, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1993,and (c) quarterly reports on Form 10-Q pursuant to the Exchange Act for the fiscal quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 (the "BNJ Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents the consolidated statements of condition, income, changes in stockholders' equity and cash flows of BNJ and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in related notes or in the accountants' reports thereon, the BNJ Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. The BNJ Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the BNJ Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

     Section 2.03. No Conflicts. Except as set forth in BNJ Schedule III, BNJ and each of its subsidiaries is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by BNJ, or the consummation of the transactions contemplated hereby including the Merger by BNJ upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of BNJ or any of its subsidiaries or upon any of the capital stock of BNJ or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by BNJ or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (a) the Certificate of Incorporation or the By-Laws of BNJ or any of its subsidiaries;

     (b) any law, statute, rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority;

     (c) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

     (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

to which BNJ or any of its subsidiaries is a party or by which BNJ or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate, would have a material adverse effect on BNJ and its subsidiaries, taken as a whole, or enable any person to enjoin the transactions contemplated hereby.

     Section 2.04. Absence of Undisclosed Liabilities. To the best knowledge of BNJ management, BNJ and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against BNJ or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), material in the aggregate to BNJ and its subsidiaries, taken as a whole, other than (a) those reflected in the BNJ Financial Statements or disclosed in the notes thereto, (b) commitments made by BNJ or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material in frequency or amount to BNJ and its subsidiaries, taken as a whole, and (c) liabilities arising in the ordinary course of its business since December 31, 1993 which are not in the aggregate material in frequency or amount to BNJ and its subsidiaries, taken as a whole. Neither BNJ nor any of its subsidiaries has, since December 31, 1993, become obligated on any debt due in more than one year from the date of this Agreement in excess of $250,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Home Loan Bank of New York entered into in the ordinary course of business.

     Section 2.05. Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting BNJ or any of its subsidiaries which materially and adversely affects BNJ and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to BNJ and its subsidiaries, taken as a whole, pending or, to BNJ's knowledge, threatened, against or involving BNJ or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as disclosed in BNJ Schedule IV. Neither Bank nor BNJ is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Bank nor BNJ been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Bank nor BNJ has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Bank's and BNJ's business.

     Section 2.06. Brokers' Fees. BNJ has entered into this Agreement with UJB as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Kaplan Associates, Inc. ("Kaplan"). Except as disclosed in BNJ Schedule V, true and complete copies of all agreements between BNJ and Kaplan with respect to the transactions contemplated by this Agreement have previously been delivered to UJB.

     Section 2.07. Material Information. The representations and warranties made by BNJ in this Agreement and the BNJ Schedules hereto, and, at the time of filing, all filings made by BNJ and its subsidiaries after December 31, 1991 with the SEC and the appropriate bank regulatory authorities do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. BNJ has timely made all filings required by the Securities Act and the Exchange Act.

     Section 2.08. Corporate Action. Assuming due execution and delivery by each of the other parties thereto, and subject to the approval by the shareholders of BNJ of this Agreement, the Merger and the other transactions contemplated hereby in accordance with BNJ's Certificate of Incorporation at a meeting of such holders to be duly called and held, BNJ has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of BNJ has taken all action required by law, its Certificate of Incorporation, its By-Laws or otherwise to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement of BNJ enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally. The Board of Directors of BNJ in authorizing the execution of this Agreement has determined to recommend to the shareholders of BNJ the approval of this Agreement, the Merger and the other transactions contemplated hereby and thereby.

     Section 2.09. Absence of Changes. There has not been, since December 31, 1993, any BNJ Material Adverse Change. Except as disclosed in BNJ Schedule VI, neither BNJ nor any of its subsidiaries has, since December 31, 1993: (a) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than dividends from subsidiaries to BNJ or other subsidiaries of BNJ, or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock held by persons other than BNJ and its subsidiaries; (b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) made any extraordinary officers' salary increase or wage increase, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $50,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $50,000; (f) entered into any transactions which in the aggregate exceeded $250,000 other than in the ordinary course of business; or (g) acquired the assets or capital stock of another company, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

     Section 2.10. Allowance for Loan and Lease Losses. At December 31, 1993 and thereafter BNJ's allowance for loan and lease losses is adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of BNJ's knowledge, the loan and lease portfolios of BNJ in excess of such allowances are collectible in the ordinary course of business. BNJ Schedule VII constitutes a list of all loans and leases made by BNJ or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

     Section 2.11. Taxes and Tax Returns. Neither BNJ nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by BNJ or any of its subsidiaries. None of the property being acquired by UJB or its subsidiaries in the Merger is property which UJB or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. Proper and accurate amounts have been withheld from employees by BNJ and each of its subsidiaries for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns have been timely filed by BNJ and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor has been included on the books of BNJ or its appropriate subsidiary. Other than franchise tax returns filed by BNJ with the State of Delaware, neither BNJ nor any of its subsidiaries is required to file tax returns with any state other than the State of New Jersey. Provision has been made on the books of BNJ or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by BNJ or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed, except as to an amount of up to $10,000 which may be owed with respect to sales taxes. The Internal Revenue Service ("IRS") has audited the consolidated federal income tax returns of Bank for all taxable years ended on or prior to December 31, 1982 and the State of New Jersey has not audited any New Jersey income tax return for at least the last eight years. Neither BNJ nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the State of New Jersey. BNJ is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section

897(c)(1)(A)(ii) of the Code. Neither BNJ nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, assessments, notices of deficiency, demands for taxes, proceedings, audits or proposed deficiencies pending or threatened against BNJ or any of its subsidiaries and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither BNJ nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to
Section 481(a) of the Code by reason of a change in accounting method initiated by BNJ or any of its subsidiaries, and neither BNJ nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. BNJ and its subsidiaries have complied in all material respects with all requirements relating to information reporting and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including recordkeeping and reporting on monetary instruments transactions.

     Section 2.12. Properties. BNJ, directly or through its subsidiaries, has good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the BNJ Financial Statements (except individual properties and assets disposed of since that date in the ordinary course of business with gross proceeds not in excess of $50,000 and individual OREO property disposed of since that date with gross proceeds not in excess of $100,000), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the BNJ Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of BNJ and its subsidiaries taken as a whole. BNJ and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would have a material adverse effect on BNJ and its subsidiaries taken as a whole, and none of such leases contains any unusual or burdensome provision which would materially and adversely affect or impair the operations of BNJ and its subsidiaries taken as a whole.

     Section 2.13. Condition of Properties; Insurance. All real and tangible personal properties owned by BNJ or any of its subsidiaries or used by BNJ or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by BNJ or such subsidiary subject to exceptions which are not, in the aggregate, material to BNJ and its subsidiaries, taken as a whole. BNJ and each of its subsidiaries maintains insurance (with companies which, to the best of BNJ's knowledge, are authorized to do business in New Jersey) against loss relating to such properties in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect, are carried in an amount and form and are otherwise adequate to protect BNJ and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on BNJ Schedule VIII. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1991, neither BNJ nor any of its subsidiaries has ever been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request).

     Section 2.14. Contracts.

     (a) Except as set forth in BNJ Schedule IX, neither BNJ nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $75,000.

     (b) Except as set forth in BNJ Schedule IX, neither BNJ nor any of its subsidiaries is a party to and neither they nor any of their assets is bound by any written or oral: (i) employment or severance contract (including, without limitation, any collective bargaining contract or union agreement) which is not terminable without penalty by BNJ or a subsidiary, as appropriate, on 60 days' or less notice; (ii) contract or commitment for capital expenditures in excess of $75,000 in the aggregate for any one project; (iii) contract or commitment whether or not made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving consideration in excess of $75,000 (including advertising and consulting agreements and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property involving consideration in excess of $75,000; or (v) other contracts material to the business of BNJ and its subsidiaries taken as a whole and not made in the ordinary course of business.

     (c) Neither BNJ nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of BNJ, is materially adverse, onerous, or harmful to any aspect of the business of BNJ and its subsidiaries taken as a whole.

     Section 2.15. Interest of Management and Affiliates. Except as disclosed on BNJ Schedule X, all loans presently on the books of BNJ or any of its subsidiaries to its present or former directors or executive officers, or their associates, or any members of their immediate families, have been made in the ordinary course of business and on the same terms and interest rates as those prevailing for comparable transactions with others and do not involve more than the normal risk of repayment or present other unfavorable features. Except as set forth in BNJ Schedule X: (i) no present or former officer or director of BNJ or any of its subsidiaries or any of their associates or any members of their immediate families has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of BNJ or any of its subsidiaries except for the normal rights of a shareholder; no such person is indebted to or has a contract or commitment for the purchase or sale of real or personal property, materials, supplies or services in excess of $10,000 per annum or for longer than one year whether or not in the ordinary course of business with BNJ or any of its subsidiaries, except for normal business expense advances and loans or other extensions of credit of not more than $25,000 in the aggregate; (ii) neither BNJ nor any of its subsidiaries has any commitment, whether written or oral, to lend any funds to any such person; and (iii) neither BNJ nor any of its subsidiaries is indebted to any such person except for deposits taken in the ordinary course of business and amounts due for normal compensation or reimbursement of expenses incurred in furtherance of the business of such person's employer and reimbursable according to a policy of BNJ or such subsidiary, as appropriate, as in effect immediately prior to the date hereof. The consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, the lapse of time, or the giving of notice and failure to cure) result in any payment (severance or other) becoming due from BNJ or any of its subsidiaries or any successor or assign thereof to any director, officer or employee of BNJ or any of its subsidiaries or any successor or assign of such subsidiary, except as disclosed in BNJ Schedule X.

     Section 2.16. Pension and Benefit Plans.

     (a) Neither BNJ nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan except employee pension benefit plans listed in BNJ Schedule XI (individually a "BNJ Plan" and collectively the "BNJ Plans"). In its present form each BNJ Plan complies in all material respects with all applicable requirements under ERISA and the Code. Except as disclosed in Schedule XI, each BNJ Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and BNJ or the subsidiary whose employees are covered by such BNJ Plan has received from the IRS a determination letter to that effect. Each BNJ Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. Except as disclosed in Schedule XI, no employee or agent of BNJ or any subsidiary whose employees are covered by a BNJ Plan has engaged in any action or has failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such BNJ Plan's qualification and the associated trust's exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such BNJ Plan or has been misled as to his or her rights under such BNJ Plan. Based upon reasonable actuarial assumptions and the cost method established for each BNJ Plan by its enrolled actuary, the actuarial present value of all accumulated benefits under all BNJ Plans as of January 1, 1993 did not exceed the net assets then available for benefits. There has been no adverse change in funding levels since January 1, 1993 in respect of each BNJ Plan. There has been no change in any of the assumptions or methods used by the enrolled actuary to each BNJ Plan since January 1, 1993. There has not been any accumulated funding deficiency with respect to any BNJ Plan within the meaning of Section 412 of the Code, whether or not such deficiency has been waived. No person has engaged in any prohibited transaction involving any BNJ Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code and there has not been any reportable event involving any BNJ Plan within the meaning of Section 4043 of ERISA and the regulations thereunder which required notification to the Pension Benefit Guaranty Corporation ("PBGC"). No liability under Title IV of ERISA has been incurred with respect to any BNJ Plan or associated trust other than for required insurance premiums payable to PBGC which have been paid when due. No fact or circumstance, including but not limited to (i) a reportable event as defined above (other than a reportable event not subject to the provision for 30-day notice to the PBGC under such regulations), (ii) the withdrawal of BNJ or any ERISA affiliate of BNJ from a BNJ Plan during a plan year in which it was a "substantial employer" as defined in ERISA, (iii) the filing of a notice of intent to terminate a BNJ Plan or the treatment of a BNJ Plan amendment as a termination under ERISA, (iv) the institution of proceedings to terminate a BNJ Plan by the PBGC, or (v) any other event or condition which exists with respect to any BNJ Plan has occurred which would constitute grounds for the termination of such BNJ Plan by the PBGC, or for the appointment by the appropriate United States District Court of a trustee to administer such BNJ Plan. All reports, filings, disclosures, and other communications which have been required to be made to the participants and beneficiaries, other employees, the IRS, the U.S. Department of Labor, the PBGC, or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports and communications were true and correct in all material respects. No liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. BNJ has no knowledge of any event that could result in a liability of BNJ or its ERISA Affiliates (as defined below) to the PBGC. BNJ and all its ERISA Affiliates have met all requirements with respect to funding the BNJ Plans imposed by ERISA or the Code. There have not been any nor are there now existing any events or conditions that would permit any BNJ Plan to be terminated under circumstances that would cause the lien provided under Section 4068 of ERISA to attach to the property of BNJ or its ERISA affiliates. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which BNJ is a member and which is under common control within the meaning of Section 414 of the Code. Except as disclosed in Schedule XI, there are no unfunded benefit or pension plans or arrangements, whether qualified or not, to which BNJ or any of its subsidiaries or ERISA Affiliates has any obligation to contribute. There has been no change in control of any BNJ Plan since the last effective date of any such change of control disclosed to UJB in Schedule XI.

     (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit plans with an annual cost in excess of $25,000 other than medical, major medical, disability, life insurance or dental plans covering employees generally, maintained by BNJ or any of its subsidiaries (collectively "Benefit Plans") are listed in BNJ Schedule XI and comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, and no employee or agent of BNJ or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to a Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Benefit Plans or has been misled as to their rights under the Benefit Plans. All reports, filings, disclosures, and other communications which have been required to be made to the participants and beneficiaries, other employees of BNJ or any of its subsidiaries, the SEC, the IRS, the U.S. Department of Labor, the PBGC, and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports and communications were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

     (c) There are no "Loans" outstanding under the New Jersey Savings Bank Employee Stock Ownership and Savings Plan (the "ESOSP"), as the term "Loans" is defined in the ESOSP, and all Company Stock (as defined in the ESOSP) held by the Trust (as defined in the ESOSP) has been allocated to the accounts of ESOSP Participants (as defined in the ESOSP).

     Section 2.17. Fidelity Bonds. Since at least January 1, 1989, BNJ and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty by each of the respective insured's employees in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Since January 1, 1989, the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $50,000) and neither BNJ nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither BNJ nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to BNJ's and its subsidiaries' past claim experience.

     Section 2.18. Labor Matters. Hours worked by and payment made to employees of BNJ and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from BNJ and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of BNJ or its appropriate subsidiary. BNJ is in compliance with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes, except for any immaterial non-compliance. No labor dispute, strike or other work stoppage has occurred and is continuing or is threatened with respect to BNJ or any of its subsidiaries. Except as set forth in BNJ Schedule XII, no employee of BNJ or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances that are likely to result in a material claim, suit, action, complaint or proceeding against BNJ or any of its subsidiaries. No employees of BNJ or any of its subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving BNJ pending with, or, to the knowledge of BNJ, threatened by, any labor organization or group of employees of BNJ.

     Section 2.19. Books and Records. The minute books of BNJ and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of BNJ and each of its subsidiaries fairly and accurately reflect the transactions to which BNJ and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

     Section 2.20. Concentrations of Credit. Except as disclosed on BNJ Schedule XIII, no customer or affiliated group of customers (a) is owed by BNJ or any subsidiary of BNJ an aggregate amount equal to more than 5% of the shareholders' equity of BNJ or such subsidiary (including deposits, other debts and contingent liabilities) or (b) owes to BNJ or any of its subsidiaries an aggregate amount equal to more than 5% of the shareholders' equity of BNJ or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

     Section 2.21. Trademarks and Copyrights. Neither BNJ nor any of its subsidiaries has received notice or otherwise knows that the manner in which BNJ or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

     Section 2.22. Equity Interests. Except as disclosed in BNJ Schedule XIV, neither BNJ nor any of its subsidiaries owns, directly or indirectly, any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $50,000 acquired in connection with a debt previously contracted.

     Section 2.23. Environmental Matters. Except as disclosed on Schedule XVII, to the knowledge of BNJ, no Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied or leased ("Present Property") by BNJ or any of its subsidiaries, (2) any property previously owned, occupied or leased ("Former Property") by BNJ or any of its subsidiaries during the time of such previous ownership, occupancy or lease; or
(3) any Participation Facility (as hereinafter defined) during the time that BNJ or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility. To the knowledge of BNJ, neither BNJ nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that BNJ or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility. To the knowledge of BNJ, no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay BNJ or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

     As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $50,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants or any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-based products.


                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF UJB

     UJB represents and warrants to BNJ as follows:

   Section 3.01.   Organization, Capital Stock.

     (a) UJB is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of 130,000,000 shares of Common Stock, each of par value $1.20, of which 55,005,307 shares were issued and outstanding as of December 31, 1994 and 4,000,000 shares of Preferred Stock, each without par value, of which 600,166 shares of Series B Adjustable Rate Cumulative Preferred Stock ($50 stated value) were issued and outstanding and 600,000 shares of Series R Preferred Stock were reserved for issuance as of December 31, 1994. All issued and outstanding shares of UJB's capital stock have been fully paid, were duly and validly issued, and are non-assessable.

     (b) UJB is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on the business, results of operations, assets, financial condition or prospects (financial or otherwise) of UJB and its subsidiaries on a consolidated basis (a "UJB Material Adverse Change"). However, a UJB Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting financial institutions or their holding companies generally. The bank subsidiaries of UJB are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. UJB and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in. UJB is duly registered as a bank holding company under the Bank Holding Company Act.

     (c) All issued shares of the capital stock of UJB and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement and current prospectus under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. UJB or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding capital stock of its bank subsidiaries. No options covering capital stock of UJB or any of its bank subsidiaries, warrants to purchase or contracts to issue capital stock of UJB or any of its bank subsidiaries, or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from UJB or any of its subsidiaries or obligating them to issue any capital stock, or securities convertible into or exchangeable for shares of capital stock, of UJB or any of its bank subsidiaries are outstanding, in existence, or the subject of an agreement, except for UJB Common Stock issuable pursuant to employee stock options granted under stock option plans or stock option components of incentive plans of UJB (3,087,394 shares at December 31, 1994), UJB Common Stock issuable pursuant to UJB's Dividend Reinvestment and Stock Purchase Plan, UJB Savings Incentive Plan and 1993 Incentive Stock and Option Plan and Series R Preferred Stock issuable pursuant to the UJB Shareholder Rights Plan.

     Section 3.02. Financial Statements. The financial statements and schedules contained or incorporated in UJB's (a) annual report to shareholders for the fiscal year ended December 31, 1993, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1993, and (c) quarterly reports on Form 10-Q pursuant to the Exchange Act for the fiscal quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 (the "UJB Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of UJB and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in the related notes or in the accountants' reports thereon, the UJB Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. The UJB Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the UJB Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

     Section 3.03. No Conflicts. UJB is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by UJB, or the consummation of the Merger by UJB upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to UJB and its subsidiaries, taken as a whole, or upon any of the capital stock of UJB, or constitute an event which could, with the lapse of time, action or inaction by UJB or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (a) the Restated Certificate of Incorporation or the By-Laws of UJB;

     (b) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

     (c) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

     (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument;

to which UJB is a party or by which UJB or any of its assets or properties are bound or committed, the consequences of which would have a material adverse effect on UJB and its subsidiaries, or enable any person to enjoin the transactions contemplated hereby.

     Section 3.04. Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting UJB or its subsidiaries which materially and adversely affects UJB and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to UJB and its subsidiaries, taken as a whole, pending or, to UJB's knowledge, threatened, against or involving UJB or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as disclosed in the Forms 10-K and 10-Q of UJB referred to in Section 3.02. Neither UJB nor any bank subsidiary of UJB is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither UJB nor any bank subsidiary of UJB, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither UJB nor any bank subsidiary of UJB has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of UJB or such bank subsidiary's business.

     Section 3.05. Material Information. The representations and warranties made by UJB in this Agreement and, at the time of filing, all filings made by UJB and its subsidiaries after December 31, 1991 with the SEC and appropriate bank regulatory authorities do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. UJB has timely made all filings required by the Securities Act and the Exchange Act.

     Section 3.06. Corporate Action. Assuming due execution and delivery by each of the other parties thereto, UJB has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of UJB has taken all action required by law, its Restated Certificate of Incorporation, its By-Laws or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of UJB of this Agreement, the Merger or the transactions contemplated by this Agreement are not required by applicable law. This Agreement is a valid and binding agreement of UJB enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

     Section 3.07. Absence of Changes. There has not been, since December 31, 1993, any UJB Material Adverse Change and there is no matter or fact which may result in any such UJB Material Adverse Change in the future.

     Section 3.08. Non-bank Subsidiaries. The non-bank subsidiaries of UJB did not, taken in the aggregate, constitute a "significant subsidiary" of UJB, as that term is defined in Rule 1-02(v) of Regulation S-X of the SEC (17 CFR 210.1-02(v)), at December 31, 1994.

     Section 3.09. Absence of Undisclosed Liabilities. The UJB Financial Statements are prepared on an accrual basis and reflect all known assets and liabilities. There are no material undisclosed liabilities to the best knowledge of management.

     Section 3.10. Allowance for Loan and Lease Losses. The allowances for loan and lease losses of UJB and its subsidiaries are adequate in all material respects to provide for all losses on loans and leases outstanding, and to the best of UJB's knowledge the loan and lease portfolios of UJB and its subsidiaries in excess of such allowances are collectible in the ordinary course of business.

     Section 3.11. Environmental Matters. Except as disclosed in the Forms 10-K and 10-Q of UJB referred to in Section 3.02 hereof, to the knowledge of UJB:

   (a) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any (i) Present Property of UJB or a subsidiary, (ii) Former Property of UJB or a subsidiary during the time of previous ownership, occupancy or lease, or (iii) Participation Facility during the time that UJB or a subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of, such facility, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, or depositing would have a material adverse effect on UJB and its subsidiaries, taken as a whole;

     (b) neither UJB nor any subsidiary has disposed of or arranged for the disposal of Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that UJB or any subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of such Participation Facility, where such disposal or arranging for disposal would have a material adverse effect on UJB and its subsidiaries, taken as a whole;

     (c) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property, nor is there with respect to any Loan Property any violation of an environmental law, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, depositing or violation would have a material adverse effect on UJB and its subsidiaries, taken as a whole.

                                  ARTICLE IV.

                                COVENANTS OF BNJ

     BNJ hereby covenants and agrees with UJB that:

     Section 4.01. Preparation of Registration Statement and Applications for Required Consents. BNJ will cooperate with UJB in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") including the BNJ proxy statement to be included as a part thereof (the "BNJ Proxy Statement") and filed with the SEC under the Securities Act for the registration of the UJB Common Stock to be issued in connection with the Merger. In connection therewith, BNJ will furnish all information concerning BNJ reasonably deemed necessary by counsel to UJB for the filing or preparation for filing under the Securities Act of the Registration Statement. BNJ will cooperate with UJB and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the Bank Holding Company Act by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the required approval from the Department of Banking of the State of New Jersey, the listing of the Shares on the New York Stock Exchange (subject to official notice of issuance) and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary or, in the reasonable judgment of UJB, advisable to consummate the Merger (the "Required Consents"). BNJ covenants and agrees that all information furnished by BNJ will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. BNJ will furnish to Kaplan, investment bankers advising BNJ, such information as they may reasonably request for purposes of the opinion referred to in Section 8.08.

     Section 4.02. Notice of Adverse Changes. BNJ will promptly advise UJB in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of BNJ contained in this Agreement or the BNJ Schedules or the materials furnished pursuant to the Post-Signing Disclosure List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date (as defined at Section 9.01), untrue or inaccurate in any material respect, (b) any BNJ Material Adverse Change, (c) any inability or perceived inability of BNJ to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation involving BNJ or any of its subsidiaries or assets, which, if determined adversely to BNJ or any of its subsidiaries, would have a material adverse effect upon BNJ and its subsidiaries taken as a whole or the Merger and the related transactions, and (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by BNJ or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which BNJ or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of BNJ and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. BNJ agrees that the delivery of such notice shall not constitute a waiver by UJB of any of the provisions of Articles VI or VII.

     Section 4.03. Meeting of Shareholders. BNJ will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby to be held as promptly as practicable and, in connection therewith, will comply with Delaware law and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, BNJ shall mail a Proxy Statement to its shareholders and use its best efforts to obtain shareholder approval of this Agreement, the Merger and the transactions contemplated hereby.

     Section 4.04. Copies of Filings. Without limiting the provisions of Section 4.01, BNJ will deliver to UJB, at least twenty-four hours prior to an anticipated date of filing or distribution, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of BNJ or the public, together with, in the case of all quarterly financial statements provided pursuant to this section, a written opinion of the chief financial officer of BNJ to the effect that such financial statements are true, correct and complete in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied, except as disclosed therein, and with the books and records of BNJ, and present fairly the consolidated financial position of BNJ and its subsidiaries at the date thereof and the results of operations for the period covered thereby.

     Section 4.05. No Material Transactions. Until the Effective Time, BNJ will not and will not allow any of its subsidiaries to, without the prior written consent of UJB: (a) pay (or make a declaration which creates an obligation to pay) any cash dividends at a quarterly rate in excess of $.20, other than dividends from subsidiaries of BNJ to BNJ or other subsidiaries of BNJ; (b) fail to coordinate with UJB the declaration of any dividends or the setting of any record or payment dates; (c) declare or distribute any stock dividend or authorize or effect a stock split; (d) merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of BNJ into BNJ or other subsidiaries of BNJ) or enter into any other transaction not in the ordinary course of business; (e) except in a fiduciary capacity, make or agree to make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock; (f) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except transactions in the ordinary course of business and other transactions aggregating not more than $250,000; (g) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate; (h) increase or enter into any agreement to increase the rate of compensation of the employees on the date hereof at an annualized rate exceeding five percent (5%) on average for that group or pay any employee bonus; (i) except as previously disclosed in writing to UJB, create or modify any employment or severance arrangement or any pension or profit sharing plan, bonus, deferred compensation, death benefit, retirement or other employee or director benefit plan of whatsoever nature, or change the level of benefits under any such arrangement or plan, or increase any severance or termination pay benefit or any other fringe benefit; (j) distribute, issue or sell any shares of its capital stock, except as required by rights existing on the date of this Agreement under the BNJ Stock Option Plans or distribute, issue, sell or grant any stock appreciation rights, limited rights or options covering, warrants to purchase or contracts to issue, or enter into any contracts or other rights entitling anyone to acquire or obligating BNJ or any of its subsidiaries to issue, any capital stock or securities convertible into or exchangeable for shares of capital stock, of BNJ or any of its subsidiaries, other than the mandated issuance to each BNJ director of options to purchase 500 shares of BNJ Stock under the BNJ Stock Option Plans; (k) amend its Certificate of Incorporation or By-laws; (l) modify, amend or cancel any of its existing borrowings other than intra-corporate borrowings and borrowings from the Federal Home Loan Bank of New York or enter into any contract, agreement, lease or understanding, respecting the sale of OREO property with an individual sale price in excess of $100,000 or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of BNJ or any of its subsidiaries; (m) accelerate the exercisability of any stock appreciation rights or options or the release of any restrictions on stock issued under BNJ's Benefit Plans; (n) directly or indirectly through any investment banker, broker, financial or investment advisor or other agent, solicit or initiate, or encourage any unsolicited inquiry respecting, any proposal or offer for, or enter into discussions or negotiate for, or authorize or enter into any agreement or agreement in principle providing for, any merger, consolidation, sale or other disposition of assets or securities, tender offer, exchange offer or other acquisition of outstanding securities or other business combination or takeover transaction (other than the Merger), except, however, to the extent any such action is legally required for the discharge of the fiduciary duties of the BNJ Board of Directors as advised in writing by such Board's outside counsel; (o) except as may be required by court order or decree or required by statute or regulation, furnish or cause to be furnished any information relating to any inquiry or proposal described in the foregoing subsection (n), except information previously made public and any information customarily furnished to the public in the ordinary course of business, concerning its business or properties, to any person or entity making any inquiry or proposing any transaction described in subsection (n), other than UJB; or (p) make any Employer ESOP Contributions or Employer Matching Contribution to the ESOSP. In addition, BNJ will notify UJB by telephone to its chief executive officer or general counsel promptly upon receipt of any inquiry with respect to a proposed merger, consolidation, business combination, assets acquisition or disposition, tender offer or other takeover transaction with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of BNJ or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the UJB officer notified as required above a copy of any document relating thereto promptly after any such document is received by BNJ.

   Section 4.06. Operation of Business in Ordinary Course. BNJ, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business diligently and substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner;
(b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that BNJ or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that BNJ will notify and consult with UJB prior to terminating any of the five highest paid employees of BNJ; (d) will use their best efforts to continue to maintain fidelity bonds insuring BNJ and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; (e) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of BNJ or any contract, agreement, commitment or obligation to which they or any one of them is a party or by which they or any of their assets or properties may be bound or committed if the consequence of such, individually or in the aggregate, may have a material adverse effect on BNJ and its subsidiaries taken as a whole; and (f) will not change their methods of accounting in effect at December 31, 1993, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ending December 31, 1993, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by BNJ's independent certified public accountants.

     Section 4.07. Further Actions. BNJ will: (a) execute and deliver such instruments and take such other actions as UJB may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of UJB set forth in Articles VI and VII hereof are satisfied.

     Section 4.08. Cooperation. Until the Effective Time, BNJ will give to UJB and to its representatives, including its accountants, KPMG Peat Marwick, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records, will provide such information with respect to its business affairs and properties as UJB from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of UJB's representatives covering the business and affairs of BNJ or any of its subsidiaries.

     Section 4.09. Copies of Documents. As promptly as practicable, but not later than 30 days after the date hereof, BNJ will furnish to or make available to UJB all the documents, contracts, agreements, papers, and writings referred to in the BNJ Schedules or called for by the list or lists provided by UJB to BNJ on or prior to the date hereof (the "Post-Signing Disclosure List").

     Section 4.10. Applicable Laws. BNJ and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on BNJ or any of its subsidiaries with respect to the Merger and will promptly cooperate with and furnish information to UJB in connection with any such requirements imposed upon UJB or on any of its subsidiaries in connection with the Merger.

     Section 4.11. Agreements of Affiliated Shareholders. BNJ agrees to furnish to UJB, not later than 10 business days prior to the date of mailing of the Proxy Statement, a list of each person who, in the opinion of Kirkpatrick & Lockhart, special counsel to BNJ, is an affiliate of BNJ for the purposes of Rule 145 under the Securities Act (a "BNJ Affiliate"), shall cause each BNJ Affiliate to enter into, prior to the date of mailing of the Proxy Statement, an agreement, satisfactory in form and substance to UJB, substantially in the form of Exhibit A hereto, and effective prior to such date (an "Affiliate Agreement"), which provides that, among other things,
(a) the UJB Common Stock to be acquired by a BNJ Affiliate upon consummation of the Merger (such shares of UJB Common Stock being sometimes referred to herein as "Acquired Shares") will not be acquired with a view to the sale or distribution thereof except as permitted by Rule 145, (b) the shares of BNJ Stock beneficially owned by such person on the effective date of the Affiliate Agreement and the Acquired Shares (collectively, the "Affiliate Shares") will not be disposed of in such a manner as to violate the Securities Act or the Affiliate Agreement and without UJB having first received an opinion of counsel satisfactory to UJB to the foregoing effect or other evidence of compliance with Rule 145 and the Affiliate Agreement (e.g., copies of brokers' representation letter, Form 144 and any other forms customarily required to effectuate a brokers' transaction under Rule 145), in each case satisfactory to UJB (the Office of the Corporate Secretary of UJB can be consulted for guidance on what constitutes satisfactory evidence of compliance), (c) the certificates representing the Acquired Shares may bear a legend referring to the foregoing restrictions on disposition and UJB may issue to its transfer agent appropriate stop transfer instructions with respect to the Acquired Shares, and (d) in a transfer of Affiliate Shares not complying with Rule 145, each BNJ Affiliate will obtain an agreement, and deliver a copy of such to UJB, from the transferee in such a transfer which is substantially similar to an Affiliate Agreement, unless such transferee may under the Securities Act dispose of the Affiliate Shares without registration under the Securities Act and without violation of the Affiliate Agreement.

     Section 4.12. Loans and Leases to Affiliates. All loans and leases hereafter made by BNJ or any of its subsidiaries to any of its present or former directors, executive officers, or their respective associates shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

     Section 4.13. ERISA. BNJ shall maintain and cause each of its ERISA affiliates to maintain BNJ Plan assets that are at least equal in value to Plan benefits guaranteed under Title IV of ERISA, and not permit any Prohibited Transaction within the meaning of Section 406 of ERISA to exist.

     Section 4.14. Fee.

     (a) BNJ hereby agrees to pay UJB, and UJB shall be entitled to payment of, a fee (the "Fee") of $3,500,000 following the occurrence of a Purchase Event (as defined below); provided that UJB shall have sent written demand for such Fee within 90 days following such Purchase Event; and provided further that the right to receive the Fee shall terminate and be of no further force and effect upon the earliest to occur of: (i) the time immediately prior to the Effective Time; (ii) 18 months after (A) the termination of this Agreement following (x) the occurrence of a Preliminary Purchase Event (as defined below), (y) discussions or negotiations occurring pursuant to Section 4.05(n), or (z) a determination by the Board of Directors of BNJ not to submit this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, to BNJ's stockholders pursuant to Section 4.03 of this Agreement or (B) the termination of this Agreement by UJB pursuant to Sections 9.02(a)(ii),(iii) or
(iv), or pursuant to Section 9.02(b); or (iii) termination of this Agreement pursuant to any Section other than those listed in clause (ii)(B) above, provided such termination occurs prior to any Purchase Event or any other event or circumstance described in clause (ii)(A). Payment of the Fee shall be made in immediately available funds within five business days after delivery of such written demand.

     (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

     (i) The Board of Directors of BNJ shall withdraw or modify in a manner adverse to UJB its approval of, or its recommendation to the stockholders of BNJ to approve, this Agreement or the transactions contemplated hereby, including, without limitation, the Merger.

     (ii) A "Distribution Date" (as such term is defined in the Rights Agreement by and between BNJ and Midlantic National Bank, as Rights Agent, dated as of December 26, 1990) shall occur.

     (iii) BNJ or any of its subsidiaries (each a "BNJ Subsidiary"), without having received UJB's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than UJB or any of its subsidiaries (each a "UJB Subsidiary") or the Board of Directors of BNJ shall have recommended that the stockholders of BNJ approve or accept any Acquisition Transaction with any person other than UJB or any UJB Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean
            (A) a merger or consolidation, or any similar transaction, involving BNJ or any BNJ Subsidiary, (B) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of BNJ or any BNJ Subsidiary, or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of BNJ or any BNJ Subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only one or more of BNJ and the BNJ Subsidiaries.

     (iv) (A) Any person (other than UJB or any UJB Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of BNJ Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), or (B) any group (as such term "group" is defined in Section 13(d)(3) of the Exchange Act), other than a group of which UJB or any UJB Subsidiary is a member, shall have been formed that beneficially owns 10% or more of the BNJ Stock then outstanding.

     (v) Any person other than UJB or any UJB Subsidiary shall have made a bona fide proposal to BNJ or its stockholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than UJB or any UJB Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of BNJ Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of BNJ Stock (such an offer referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

     (vi) After a proposal is made by a third party to BNJ or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to BNJ to make such a proposal if the Agreement terminates, BNJ shall have breached any representation, covenant or obligation contained in this Agreement and such breach would entitle UJB to terminate this Agreement under Section 9.02 of this Agreement (without regard to the cure periods provided for in said Section
            9.02 of this Agreement unless such cure is promptly effected prior to a termination of this Agreement by UJB without jeopardizing consummation of the Merger pursuant to the terms of this Agreement); or

     (vii) The holders of BNJ Stock shall not have approved this Agreement at the meeting of such stockholders held for the purpose of voting on this Agreement or such meeting shall not have been held or shall have been canceled prior to termination of this Agreement, in each case after any person (other than UJB or any UJB Subsidiary) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act, the Bank Merger Act or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction.

     (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

     (i) The acquisition by any person, other than UJB or any UJB Subsidiary, alone or together with such person's affiliates and associates, or any group (as defined in Section 13(d)(3) of the Exchange Act), of beneficial ownership of 25% or more of the BNJ Stock; or

     (ii) The occurrence of a Preliminary Purchase Event described in subsection (b)(iii) of this Section 4.14 except that the percentage referred to in clause (C) shall be 25%.

     (d) BNJ shall notify UJB promptly in writing of its knowledge of the occurrence of any Preliminary Purchase Event or Purchase Event or the occurrence of either of the events or circumstances described at Section 4.14(a)(ii)(A)(y) and Section 4.14(a)(ii)(A)(z); provided, however, that the giving of such notice by BNJ shall not be a condition to the right of UJB to the Fee.

     (e) This Section 4.14 shall survive any termination of this Agreement.

   Section 4.15. Confidentiality. All information furnished by UJB to BNJ or its representatives pursuant hereto shall be treated as the sole property of UJB and, if the Merger shall not occur, BNJ and its representatives shall return to UJB all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of BNJ or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by BNJ with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. BNJ shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in BNJ's possession prior to the disclosure thereof by UJB, (y) was then generally known to the public, or (z) was disclosed to BNJ by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, BNJ is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning UJB to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, BNJ may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify UJB.

   Section 4.16. Limited Rights Determinations. The Committee (as that term is defined in the BNJ Stock Option Plans) shall, between the date hereof and the Effective Time, take such action as shall be necessary to entitle holders of the BNJ limited rights to be converted into UJB limited rights pursuant to Section
1.11 hereof (the "BNJ Limited Rights") to exercise their limited rights for cash (and only cash) and the Committee shall refrain from taking any action after the date hereof which would entitle holders of BNJ Limited Rights to exercise their BNJ Limited Rights for stock.

   Section 4.17. Representation Letter. BNJ shall use its best efforts to cause all directors and officers of BNJ to enter into, prior to the date of mailing of the Proxy Statement, an agreement, satisfactory in form and substance to UJB, substantially in the form of Exhibit B hereto, pursuant to which such directors and officers of BNJ represent that they have no present intention to sell, exchange, transfer or otherwise dispose of, reduce the risk of loss by short sale or otherwise, enter into any contract or arrangement with respect to, or consent to the sale, exchange or other disposition of any interest in any shares of UJB Common Stock, received by them in the Merger, by an individual retirement account for their benefit or by any other account in which they have beneficial ownership, and agree they will not for one year enter into such a contract or arrangement, unless in the written opinion of counsel the action will not adversely affect the status of the Merger as a tax-free reorganization.

                                   ARTICLE V.

                                COVENANTS OF UJB

     UJB hereby covenants and agrees with BNJ that:

   Section 5.01. Approvals and Registrations. Based on such assistance and cooperation of BNJ as UJB may reasonably request, UJB will use its best efforts to prepare and file (a) with the SEC, the Registration Statement, (b) with the Federal Reserve Board, an application for approval of the Merger, (c) with the New Jersey Department of Banking, an application for approval of the Merger, and
(d) with the New York Stock Exchange, an application for the listing of the shares of UJB Common Stock issuable upon the Merger, subject to official notice of issuance, except that UJB shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of UJB Common Stock by BNJ Affiliates. UJB covenants and agrees that all information furnished by UJB for inclusion in the Registration Statement, the Proxy Statement, and all applications to appropriate regulatory agencies for approval of the Merger and related transactions will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. UJB will furnish to Kaplan, investment bankers advising BNJ, such information as they may reasonably request for purposes of the opinion referred to in Section 8.08.

   Section 5.02. Notice of Adverse Changes. UJB will promptly advise BNJ in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of UJB contained in this Agreement or the UJB Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any UJB Material Adverse Change, (c) any inability or perceived inability of UJB to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of material litigation involving UJB or its assets which, if determined adversely to UJB, would have a material adverse effect on UJB and its subsidiaries taken as a whole or the Merger, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by UJB subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which UJB is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of UJB and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. UJB agrees that the delivery of such notice shall not constitute a waiver by BNJ of any of the provisions of Articles VI or VIII.

     Section 5.03. Copies of Filings. UJB shall promptly provide to BNJ copies of the application for approval of the Merger filed with the Federal Reserve Board and all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K.

     Section 5.04. Operation of Business. UJB, on behalf of itself and its bank subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time it: (a) will use its best efforts to continue in effect its present insurance coverage on all properties, assets, business, and personnel;
(b) will use its best efforts to preserve its business organization intact and preserve its present relationships with customers, suppliers, and others having business dealings with it; (c) will use its best efforts to continue to maintain fidelity bonds insuring it against acts of dishonesty by each of its employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of its size; (d) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of UJB or any contract, agreement, commitment or obligation to which it is a party or by which it or any of its assets or properties may be bound or committed if the consequences of such breach may have a material adverse effect on UJB and its subsidiaries taken as a whole; (e) will give BNJ prior notice of any intended repurchase by UJB of any shares of UJB Common Stock in excess of 10,000 in the aggregate during the term of this Agreement and (f) will not change its methods of accounting in effect at December 31, 1993, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of its Federal income tax returns for the taxable year ending December 31, 1993, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved by UJB's independent certified public accountants.

     Section 5.05. Further Actions. UJB will: (a) execute and deliver such instruments and take such other actions as BNJ may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and

(d) use its best efforts so that the other conditions precedent to the obligations of BNJ set forth in Articles VI and VIII hereof are satisfied.

     Section 5.06. Applicable Laws. UJB will use its best efforts to comply promptly with all requirements which federal or state law may impose on UJB with respect to the Merger and will promptly cooperate with and furnish information to BNJ in connection with any such requirements imposed upon BNJ or on any of its subsidiaries in connection with the Merger.

     Section 5.07. Indemnification.

     (a) For a period of six years after the Effective Time, UJB shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who, with the prior written approval of UJB (which approval shall not be unreasonably withheld), becomes prior to the Effective Time a director or an officer in the ordinary course of business (whether elected or appointed) of BNJ or Bank (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisors and experts, as incurred), judgments, fines, penalties and amounts paid in settlement, incurred by or imposed upon any Indemnitee, (i) in connection with, arising out of or relating to any threatened or pending claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against BNJ, or by any present or former shareholder of BNJ in such person's capacity as a shareholder (collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of BNJ's or Bank's Board of Directors or any committee of BNJ's or Bank's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, and (ii) in connection with, arising out of or relating to the enforcement of the obligations of UJB set forth in this
Section 5.07, in each case under (i) and (ii) above to the full extent permitted under applicable law (subject to the requirement that expenses be paid in advance of final disposition only as authorized by the board of directors upon receipt of an undertaking by or on behalf of the Indemnitee to repay such expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified as a matter of applicable law), but in no event beyond the extent to which such indemnification would have been available from BNJ had the Claim been advanced on the date hereof. All rights to indemnification in respect to any Claim asserted or made within the six year period shall continue until the final disposition of such Claim.

     (b) This Section 5.07 shall be construed as an agreement as to which the Indemnitees are intended to be third-party beneficiaries and shall be enforceable by the Indemnitees and their heirs and representatives.

     (c) Any Indemnitee wishing to claim indemnification under this Section 5.07, upon learning of any such claim, action, suit or proceeding, shall promptly notify UJB thereof, but the failure to so notify shall not relieve UJB of any liability it may have to such Indemnitee if such failure does not prejudice UJB. In the event of any such claim, action, suit or proceeding (whether arising before or after the Effective Time) as to which UJB agrees that indemnification under this Section 5.07 is applicable, UJB shall have the right to participate in the defense thereof and (a) UJB shall have the right to assume the defense thereof and UJB shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitees in connection with the defense thereof, except that if UJB elects not to assume such defense or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between UJB and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and UJB shall pay the reasonable fees and expenses of counsel for the Indemnitees as statements therefor are received; provided, however, that UJB shall be obligated pursuant to this Section 5.07(c) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter and similar and related matters arising out of the same general allegations or circumstances unless the use of one counsel for such Indemnitees would present such counsel with a conflict of interest and (b) the Indemnitees will cooperate in the defense of any such matter. UJB shall not be liable for settlement for any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent; and provided further, however, that UJB shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law.

     (d) If UJB in its sole discretion, considers obtaining insurance to cover any or all of its indemnification obligations under this Section 5.07, then each Indemnitee shall provide UJB with such complete and correct information as UJB requests to enable it to obtain such insurance or to determine the cost of such insurance.

     (e) If UJB or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then in each such case, UJB or such successor or assign shall take such actions as shall be necessary for the successors or assigns of BNJ and the Surviving Corporation to assume the obligations set forth in this section.

     (f) If at any time during the indemnification period specified in this
Section 5.07, (i) UJB or the Surviving Corporation or any of their successor or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation of such consolidation or merger, or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, and (ii) in connection therewith, UJB or the Surviving Corporation or their successor or assigns purchases directors' and officers' liability insurance for an additional period subsequent thereto, then it shall also purchase directors' and officers' liability insurance for the benefit of BNJ's and Bank's directors and officers for the remainder of the indemnification period specified in Section 5.07(a), provided, however, that such purchase shall not be required if such insurance is not available from the insuror at premiums relatively comparable to the premiums charged for the insurance of directors and officers of UJB or the Surviving Corporation or their successors and assigns.

     Section 5.08. Unpaid BNJ Dividends. By virtue of the Merger and without further action on anyone's part, UJB shall assume the obligation of BNJ to pay dividends, if any, on BNJ Stock which have a record date prior to the Effective Time but are not payable until after the Effective Time.

     Section 5.09. Director Emeritus Program. UJB agrees to make all payments required under BNJ's Director Emeritus Program ("Program"), as previously provided to UJB, subject to the following agreement between UJB and BNJ with respect to the Program:

      (a) The Board of BNJ shall amend the Program to provide that, if a director of BNJ ceases to be a director of BNJ due to an event described in Paragraph 8.2 of the Program and such director has been appointed as a Director Emeritus of BNJ, but continues to be a director of Bank, such director may be appointed as a Director Emeritus separately and at different Service Completion Dates of BNJ and of Bank, and that in such case the Annual Fees and Base Payments shall be calculated and paid separately with regard thereto, such separate calculation being based on the proportion between such director's retainer amount on the boards of directors of BNJ and the Bank, respectively.

      (b) The Board of BNJ shall appoint all directors of BNJ who meet the eligibility requirements for Director Emeritus to such position, effective at the Effective Time, conditioned upon each such director's submission of his or her resignation as a Director Emeritus of BNJ, to be effective only upon payment to such director of all proportional amounts due at the Effective Time to such director under the Program (including amounts due pursuant to Paragraph 8.2).

      (c) Prior to or at the Effective Time, the Board of BNJ shall appoint all directors of Bank who meet the eligibility requirements for Director Emeritus to the position of Director Emeritus of the Bank, effective upon the completion of service as a director of Bank, conditioned upon each such director's submission of his or her resignation as a Director Emeritus of Bank, to be effective only upon payment to such director of all remaining amounts then due upon completion of such service to such director under the Program (including amounts due pursuant to Paragraph 8.2).

     Section 5.10. Cooperation. Until the Effective Time, UJB will give to BNJ and to its representatives, including its accountants, KPMG Peat Marwick, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records, will provide such information with respect to its business affairs and properties as BNJ from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of BNJ's representatives covering the business and affairs of UJB or any of its subsidiaries.

     Section 5.11. Confidentiality. All information furnished by BNJ to UJB or its representatives pursuant hereto shall be treated as the sole property of BNJ and, if the Merger shall not occur, UJB and its representatives shall return to BNJ all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of UJB or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by UJB with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. UJB shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in UJB's possession prior to the disclosure thereof by BNJ, (y) was then generally known to the public, or (z) was disclosed to BNJ by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, UJB is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning BNJ to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, UJB may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify BNJ.

     Section 5.12. Employee Matters.

     (a) Following the Effective Time, UJB shall provide for the employees of BNJ and BNJ Subsidiaries ("BNJ Employees") to participate, subject to the eligibility requirements contained therein, in an employee pension benefit plan within the meaning of Section (3)(2) of ERISA, which at UJB's election may be the employee pension benefit plan as maintained by Bank on the date hereof (other than the ESOSP) (the "BNJ Pension Plan"), the UJB Retirement Plan or such other employee pension benefit plan that may be maintained by UJB for its employees generally. Subject to the foregoing, after the Effective Time UJB may maintain the BNJ Pension Plan, terminate it and merge its assets into a UJB employee pension benefit plan or otherwise dispose of it and its assets in any manner permitted by ERISA so long as the benefits to which BNJ Employees are entitled at the Effective Time are not diminished in any capacity or respect.

     (b)(1) On or as soon as practicable after the Effective Time, the ESOSP shall be terminated, all accrued benefits shall be fully vested and nonforfeitable (which benefits not theretofore vested shall become fully vested and nonforfeitable as of the Effective Time), and all accounts shall be distributed to participants or their beneficiaries, as appropriate, and such other participants and beneficiaries, if any (such employees, participants and beneficiaries hereafter, the "ESOSP Participants"), pursuant to the terms of the ESOSP. From and after the date of this Agreement to the Effective Time, in anticipation of such termination and distribution, UJB, BNJ and their respective representatives shall use their best efforts, and after the Effective Time, UJB and its representatives shall use their best efforts to cause BNJ to amend the ESOSP and to distribute such accounts as described above, and to maintain the status of the ESOSP following termination and during said distribution as a plan qualified under Sections 401(a) and 4975 of the Code. In the event that UJB reasonably determines that the ESOSP cannot be so amended or the amounts held thereby allocated and distributed without causing the ESOSP to lose its qualified status, UJB shall take such action as it may determine in good faith with respect to the liquidation of the ESOSP, provided that the assets of the ESOSP shall be held or paid for the benefit of the ESOSP Participants, and provided, further, in no event shall UJB cause any portion of the amounts held in the ESOSP to revert, directly or indirectly, to UJB or any affiliate thereof.

      (2) As soon as practicable following (i) the termination of the ESOSP or
(ii) the cessation of Deferred Savings (as defined in the ESOSP) contributions and Employer Matching Contributions to the ESOSP, whichever shall occur first after the Effective Time, UJB shall permit BNJ Employees to participate in the UJB Savings Incentive Plan in accordance with its terms, including, without limitation, terms governing eligibility.

     (c) Subject to subsections (a) and (b) above, as soon as practicable after the Effective Time UJB shall permit BNJ Employees to participate in the health and welfare benefit plans and such other benefit programs and arrangements of UJB as are maintained by UJB for its employees generally; provided, however, that UJB shall have no such obligation with respect to such of its plans, programs or arrangements for which there continues to exist after the Effective Time a BNJ employee benefit plan, program or arrangement with terms substantially similar to those in effect at the Effective Time (a "BNJ employee benefit plan") covering comparable risks or providing for benefits comparable in character or nature, but only with respect to those BNJ Employees who participate in such BNJ employee benefit plans. Subject to the foregoing, after the Effective Time UJB may terminate, merge or dispose of a BNJ employee benefit plan at any time and in any manner and UJB shall not be obligated to maintain any BNJ employee benefit plan.

     (d) With respect to the participation of BNJ Employees in plans of UJB available to all employees generally, all as referenced in subsections (a) through (c) above, BNJ Employees shall not be subject to any exclusions due to pre-existing conditions and shall be given credit for years of service with BNJ for purposes of eligibility, vesting and benefit accrual purposes, except benefit accruals under the UJB Retirement Plan and any severance plan, to the same extent given by BNJ.

     (e) After the Effective Time, BNJ employees shall not be entitled to participate automatically in benefits plans, programs or arrangements of UJB not maintained by UJB for its employees generally, including without limitation bonus plans, stock option plans, stock award plans, severance plans and reduction in force plans, but shall be allowed to participate if and only if selected for participation by the persons authorized by the terms of such plans to select participants.

     (f) Following the Effective Time, UJB shall honor in accordance with their terms all individual employment, severance and other compensation agreements existing prior to the execution of this Agreement, which are between BNJ and any director, officer or employee thereof and which have been disclosed in the BNJ Disclosure Schedules.

     (g) After the Effective Time, BNJ Employees, other than those BNJ Employees subject to agreements described in subsection (f) above, whose employment with UJB is terminated by UJB without cause within nine (9) months of the Effective Time or who voluntarily terminate their employment with UJB within nine (9) months of the Effective Time after being offered employment by UJB not comparable to their employment at the Effective Time, shall be entitled to receive severance payments in accordance with the severance letter of even date herewith between UJB and BNJ, if eligible under the terms specified in such letter.


                                  ARTICLE VI.

       CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF UJB AND BNJ

     The respective obligations of UJB and BNJ under this Agreement to consummate the Merger are subject to the satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by UJB and BNJ:

     Section 6.01. Receipt of Required Consents. UJB and BNJ shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of UJB or BNJ, contain restrictions or limitations which would materially adversely affect the financial condition of UJB after consummation of the Merger; the Required Consents and the transactions contemplated hereby shall not on the Closing Date be contested by any federal or state governmental authority; and on the Closing Date the Required Consents needed for the Merger shall have been obtained and shall not have been withdrawn or suspended.

     Section 6.02. Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect on the Closing Date; and no proceeding for that purpose shall have been initiated or, to the knowledge of UJB or BNJ, shall be contemplated or threatened by the SEC on the Closing Date.

     Section 6.03. Tax Matters. At the time of effectiveness of the Registration Statement and at the Closing Date UJB shall have received an opinion of Weil, Gotshal & Manges, special counsel to UJB, as to the matters referred to in subparagraphs (a) and (b) below, and BNJ shall have received an opinion of Kirkpatrick & Lockhart as to all matters referred to below (the "Tax Opinions"), satisfactory in form and substance to UJB or BNJ, as the case may be, and substantially to the effect that, for federal income tax purposes:

   (a)   The Merger will constitute a reorganization within the meaning of
         Section 368(a)(1) of the Code;

   (b) No gain or loss will be recognized by UJB or BNJ, as the case may be, on the Merger;

   (c) No gain or loss shall be recognized by BNJ shareholders whose BNJ Stock is exchanged solely into UJB Common Stock in connection with the Merger;

   (d) In the case of BNJ shareholders who receive cash in whole or in part in exchange for their BNJ Stock, gain, if any, realized by the recipient on the exchange shall be recognized, but in an amount not in excess of the amount of such cash;

   (e) In the case of BNJ shareholders who recognize gain on the exchange of their BNJ Stock and in whose hands such stock was a capital asset on the date of the exchange, such gain shall be treated as capital gain (long-term or short-term, depending on the shareholders' respective holding periods for their BNJ Stock), except in the case of any such shareholder as to which the exchange has the effect of the distribution of a dividend within the meaning of Section 356(a)(2) of the Code, determined with the application of the stock attribution rules of Section 318 of the Code, it being understood that such determination depends on such shareholder's particular factual circumstances;

   (f) The basis of any UJB Common Stock received in exchange for BNJ Stock shall equal the adjusted basis of the recipient's BNJ Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and

   (g) The holding period for any UJB Common Stock received in exchange for BNJ Stock in connection with the Merger will include the period during which the BNJ Stock exchanged in the Merger was held, provided such stock was held as a capital asset on the date of the Merger.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates and information obtained from officers of UJB and BNJ and UJB and BNJ agree to provide to such counsel such certificates as they may reasonably request. The parties recognize that such counsel may require the execution of tax certificates substantially in the forms previously delivered to the parties as a condition to furnishing such opinions.

In addition, no condition or set of facts or circumstances shall exist at the Closing Date which will either (x) preclude any of the parties to this

Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinions, as the case may be, or (y) result in any of the factual assumptions contained in the Tax Opinions being untrue.

     Each party will consult promptly with its tax counsel regarding the tax opinions to be delivered pursuant to this Section 6.03 and, subject to timely receipt of all relevant information from the other party, will advise the other party within 30 days from the date of this Agreement in the event that such counsel advises that there is a significant likelihood that it will not be able to render such opinion or the conditions necessary to be satisfied in order to render such opinion.

     Section 6.04. Absence of Litigation. At the Closing Date, no investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against UJB or any of its subsidiaries, or BNJ or any of its subsidiaries, that is material to the Merger or to the financial condition of UJB and its subsidiaries taken as a whole or BNJ and its subsidiaries taken as a whole, as the case may be. At the Closing Date, no order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Merger or on the financial condition of UJB and its subsidiaries taken as a whole or BNJ and its subsidiaries taken as a whole, as the case may be.

     Section 6.05. NYSE Listing. At the Closing Date, the shares of UJB Common Stock to be issued in the Merger shall have been listed on the New York Stock Exchange subject to official notice of issuance.

                                  ARTICLE VII

                 CONDITIONS PRECEDENT TO THE OBLIGATION OF UJB

     The obligation of UJB to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by UJB in writing:

     Section 7.01. Auditors' Letters. There shall have been delivered an agreed upon procedures letter with respect to the financial information concerning BNJ contained in the Registration Statement from KPMG Peat Marwick, dated not earlier than five days preceding the date on which the SEC declares the Registration Statement effective and not earlier than five days preceding the Closing Date and addressed to UJB and its Board of Directors, which letter shall be reasonably satisfactory to UJB in form and substance.

     Section 7.02. No Adverse Changes. During the period from December 31, 1993 to the Closing Date there shall not have been any BNJ Material Adverse Change, and BNJ and its subsidiaries shall have not sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of BNJ and its subsidiaries, taken as a whole, to conduct their business.

   Section 7.03. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by BNJ in this Agreement and the BNJ Schedules and the material furnished pursuant to the Post-Signing Disclosure List shall be true and correct on the date of this Agreement, and in all material respects on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. BNJ shall have complied in all material respects with all covenants and agreements contained herein to be performed by BNJ on or before the Closing Date.

     Section 7.04. Secretary's Certificate. BNJ shall have furnished to UJB a certificate signed by the Secretary of BNJ and dated the Closing Date, certifying to the satisfaction of the conditions set forth in Section 7.12 and
7.14 herein and the effectiveness of all resolutions adopted by the Board of Directors (including committees thereof) and shareholders of BNJ relating to this Agreement and the Merger and related transactions, a copy of which resolutions shall be attached to such certificate.

     Section 7.05. Officer's Certificate. BNJ shall have furnished to UJB a certificate signed by the Chairman or President of BNJ, dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 6.01 and 6.02, the next to last paragraph of Section 6.03, and Section 6.04 as they relate to BNJ and in Sections 7.02, 7.03, 7.09, 7.10 and 7.13.

     Section 7.06. Opinion of BNJ's Counsel. UJB shall have received an opinion of Kirkpatrick & Lockhart, counsel to BNJ, dated the Closing Date and reasonably satisfactory in form and substance to counsel for UJB, substantially to the effect provided in Exhibit C.

     Section 7.07. Affiliate Agreement and Representation Letter. Each person who is a BNJ Affiliate shall have delivered to UJB an executed Affiliate Agreement and each director and officer of BNJ shall have delivered to UJB an executed Representation Letter.

     Section 7.08. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to UJB, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

     Section 7.09. Consents to BNJ Contracts. All consents, approvals or waivers, in form and substance reasonably satisfactory to UJB, required to be obtained in connection with the Merger from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement, or other contract to which BNJ or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets, financial condition or prospects (financial or otherwise) of BNJ and its subsidiaries on a consolidated basis, shall have been obtained.

     Section 7.10. Net Worth. The sum of consolidated shareholders' equity and consolidated allowance for loan losses of BNJ (as determined in accordance with generally accepted accounting principles consistently applied with those used in preparing BNJ's Financial Statements as of December 31, 1993) at the last day of the month preceding the Closing Date shall be not less than the sum of such amounts at September 30, 1994.

     Section 7.11. FIRPTA Affidavit. BNJ shall have delivered to UJB an affidavit of an executive officer of BNJ stating, under penalties of perjury, that BNJ is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     Section 7.12. Shareholder Approval. The shareholders of BNJ, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of BNJ's Certificate of Incorporation and By-Laws.

     Section 7.13. Absence of Regulatory Agreements. Neither Bank nor BNJ shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Merger or upon the financial condition of Bank or BNJ and its subsidiaries taken as a whole, and neither Bank nor BNJ shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

     Section 7.14. Bank Certificate of Incorporation Amendment. The Amended Certificate of Incorporation of the Bank shall have been amended to delete
Section 11 therefrom.

     The receipt of the documents required by this Article VII by UJB shall in no way constitute a waiver by UJB of any of the provisions of or its rights under this Agreement.

                                  ARTICLE VIII

              CONDITIONS PRECEDENT TO THE OBLIGATION OF BNJ

     The obligation of BNJ to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by BNJ in writing:

     Section 8.01. Auditors' Letter. There shall have been delivered an agreed upon procedures letter with respect to the financial information concerning UJB contained in the Registration Statement from KPMG Peat Marwick, dated not earlier than five days preceding the date on which the

SEC declares the Registration Statement effective and not earlier than five days preceding the Closing Date and addressed to BNJ and its Board of Directors, which letter shall be reasonably satisfactory to BNJ in form and substance.

     Section 8.02. No Adverse Changes. During the period from December 31, 1993 to the Closing Date there shall not have been any UJB Material Adverse Change, and UJB and its subsidiaries shall not have sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of UJB and its subsidiaries, taken as a whole, to conduct their business.

     Section 8.03. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by UJB in this Agreement shall be true and correct on the date of this Agreement and, in all material respects, on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. UJB shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by UJB on or before the Closing Date. The entry by UJB after the date hereof into any agreement to acquire any company or other entity, the issuance of up to $400 million of debt, and the issuance of Series R Preferred Stock pursuant to UJB's Shareholder Rights Plan, the redemption by UJB of its Series B Adjustable Rate Cumulative Preferred Stock, the Rights attached to UJB Common Stock or the Series R Preferred Stock issuable pursuant to UJB's Shareholder Rights Plan, and any transactions reasonably necessary or appropriate in connection therewith, are specifically permitted by this Agreement.

     Section 8.04. Secretary's Certificate. UJB shall have furnished to BNJ a certificate signed by the Secretary of UJB and dated the Closing Date, certifying to the satisfaction of the condition set forth in Section 6.05 and the effectiveness of all resolutions adopted by the Board of Directors (including committees thereof) of UJB relating to this Agreement and the Merger and related transactions, a copy of which resolutions shall be attached to such certificate.

     Section 8.05. Officer's Certificate. UJB shall have furnished to BNJ a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of UJB, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the next to last paragraph of Section 6.03, and Section 6.04 as they relate to UJB and Sections 8.02, 8.03 and 8.09.

     Section 8.06. Opinions of UJB Counsel. BNJ shall have received an opinion of General Counsel for UJB, dated the Closing Date and reasonably satisfactory in form and substance to counsel for BNJ, substantially to the effect provided in Exhibit D.

     Section 8.07. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to Kirkpatrick & Lockhart, and

Kirkpatrick & Lockhart shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

     Section 8.08. Fairness Opinion. The BNJ Proxy Statement shall have contained the favorable signed opinion of Kaplan, dated the date of the Proxy Statement or not more than five business days prior thereto, regarding the fairness from a financial point of view of the consideration to be received by the shareholders of BNJ in the Merger.

     Section 8.09. Absence of Regulatory Agreements. Neither UJB nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of UJB's business or has a material adverse effect upon the Merger or upon the financial condition of UJB and its subsidiaries taken as a whole, except for such of the foregoing as was previously disclosed to BNJ, and neither UJB nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

     The receipt of the documents required by this Article VIII by BNJ shall in no way constitute a waiver by BNJ of any of the provisions of or its rights under this Agreement.

                                  ARTICLE IX.

                          CLOSING; TERMINATION RIGHTS

     Section 9.01. Closing. Unless a different place and time are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place on a date determined by UJB on at least five business days notice (the "Closing Notice") given to BNJ, at the office of UJB, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m., which date shall not be later than 45 business days after the last to occur of the following:

     (a) the date of the approval of the Merger by the shareholders of BNJ in accordance with Section 7.12;

     (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of UJB and BNJ, to the consummation of the transactions contemplated herein or such prior date as UJB and BNJ shall elect, whether or not such proceeding has been brought to a conclusion; or

     (c) the date of receipt of the last of the Required Consents (and the expiration of any required waiting period required by statute or incorporated into such Required Consents);

provided, however, that the Closing shall take place at least five business days after the Election Deadline, and the foregoing period shall be so extended if necessary.

     Such date is sometimes referred to herein as the "Closing Date". In the Closing Notice, UJB shall specify the "Determination Date" for purposes of determining the Average Price, which date shall be not more than ten business days prior to the Closing Date. At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. After all such conditions have been satisfied or waived, BNJ shall execute and deliver to UJB, and UJB shall execute and deliver and UJB shall file or cause to be filed with each of the respective Secretaries of State of the States of New Jersey and Delaware, appropriate Certificates of Merger in compliance with this Agreement. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

     Section 9.02. Termination Rights.

     (a) The Boards of Directors of BNJ and UJB may terminate this Agreement by mutual consent at any time prior to the Effective Time. In addition, if either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions precedent to its obligation to close under Article VI shall not have been met, the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party. Furthermore, Board of Directors of either party may terminate this Agreement in the event that:

     (i)(A) the shareholders of BNJ at the meeting of shareholders contemplated by Section 4.03, called for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve by the requisite vote, or

        (B) the number of shares of BNJ Stock, if any, as to which the holders of such shares have filed and not withdrawn a written demand for payment of the fair value of their BNJ Stock under the provisions of
            Section 1.12 of this Agreement at or before the meeting referred to in Section 4.03 exceeds thirty percent (30%) of BNJ's outstanding shares;

     (ii) a material breach of a warranty or representation or covenant made by the other shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party;

     (iii) BNJ's investment banker is unable to deliver to BNJ by May 20, 1995 the opinion required by Section 8.08; or

     (iv)   the Closing is not consummated on or before October 31, 1995.

     (b) If either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions to its obligation to close, other than a condition set forth in Article VI, shall not have been met, (other than a failure of the condition set forth at Section 7.12 due to the circumstances set forth in Section 9.02(a)(i) hereof and a failure of the condition set forth at Section 8.08 due to the circumstances set forth at
Section 9.02(a)(iii) hereof), the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party.

     (c) Upon a termination of this Agreement pursuant to this Section 9.02 or
Section 1.03(a)(2)(A)(i)(cc) hereof, (i) the obligations of the parties under this Agreement (except for those under this Section 9.02) shall terminate and be of no further force or effect, each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith, except as hereinafter provided, and (ii) expenses incurred in connection with printing of the BNJ Proxy Statement and the Registration Statement, and the filing fees of the SEC, the New Jersey Department of Banking, and the New York Stock Exchange, shall be borne equally by UJB and BNJ; provided, however, that: (A) if BNJ terminates this Agreement pursuant to Section 9.02(a)(ii) or Section 9.02(b), UJB shall reimburse BNJ for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if UJB terminates this Agreement pursuant to Section 9.02(a)(i) or (ii) or
Section 9.02(b), BNJ shall reimburse UJB for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

     (d) Notwithstanding any termination of this Agreement, (i) BNJ shall indemnify and hold UJB harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with BNJ and
(ii) UJB shall indemnify and hold BNJ harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with UJB.

                                   ARTICLE X.

                                 MISCELLANEOUS

     Section 10.01. Press Releases. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement, or the transactions contemplated hereby.

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

     Section 10.02. Article and Section Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.03. Entire Agreement; Amendments. This Agreement, the BNJ Schedules, the Post-Signing Disclosure List and the Exhibits hereto and thereto, if any, entered into contemporaneously herewith by the parties hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 or Section 1.03(a)(2)(A)(i)(cc) hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in Section 7.12 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of BNJ contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of BNJ.

     Section 10.04. Survival of Representations, Warranties and Covenants. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     Section 10.05. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

     UJB:              UJB Financial Corp.
                       Attn:  T. Joseph Semrod
                       301 Carnegie Center
                       P.O. Box 2066
                       Princeton, NJ 08543-2066
                       Telephone No.:  609-987-3300
                       Facsimile No.:  609-987-3435

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

     With a copy to:   Richard F. Ober, Jr., Esq.
                       UJB Financial Corp.
                       301 Carnegie Center
                       P.O. Box 2066
                       Princeton, NJ 08543-2066
                       Telephone No.: 609-987-3430
                       Facsimile No.: 609-987-3435

      BNJ:             Bancorp New Jersey, Inc.
                       Attn:  Beatrice D'Agostino
                       10 West High Street
                       P.O. Box 340
                       Somerville, NJ 08876
                       Telephone No.:  908-722-0600
                       Facsimile No.:  908-722-1310

      With a copy to:  Henry L. Judy, Esq.
                       Kirkpatrick & Lockhart
                       1800 M Street, NW
                       Washington, DC 20036-5891
                       Telephone No.:  202-778-9032
                       Facsimile No.:  202-778-9100

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

     A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting or (ii) if delivered by other means, when received by the party to whom it is directed.

     Section 10.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws except that matters affecting the validity of corporate action taken by any Delaware corporation shall be governed by the laws of the State of Delaware.

     Section 10.07. Counterparts. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 10.08. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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

     Section 10.09. Extensions; Waivers and Consents. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of BNJ, subject to the provisions of Section 10.03 hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder, and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party. Subject to
Section 10.03, no such instrument, consent or approval may modify the form or amount of consideration to be received by the shareholders of BNJ.


   IN WITNESS WHEREOF, BNJ and UJB have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

CORPORATE SEAL                             UJB FINANCIAL CORP.



Attest:  RICHARD F. OBER, JR.          By: JOHN G. COLLINS
         ------------------------          ------------------------------
         Richard F. Ober, Jr.,             John G. Collins, Vice Chairman
         Secretary                           of the Board




CORPORATE SEAL                             BANCORP NEW JERSEY, INC.



Attest:  ROBERT H. HUNT, JR.           By: BEATRICE D'AGOSTINO
         ------------------------          ------------------------------
         Robert H. Hunt, Jr.               Beatrice D'Agostino, Chairman,
         Secretary                         President and Chief Executive
                                             Officer

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